                                                                    EXHIBIT 4.16

                              SETTLEMENT AGREEMENT
                              --------------------

     This agreement (the "Agreement") is made, effective as of May 14, 2001, among International Minerals and Resources, S.A. ("IMR"), International Shipping Company, S.A. ("ISC"), Shimon Katz ("Katz"), Bomar Resources Inc. ("Bomar"), Bomar Resources, Inc. ("New Bomar"), Bomar Resources Holdings, Inc. ("BRHI") and Enodis plc, formerly known as Berisford plc ("Berisford").

I.   RECITALS

     1.1 IMR and ISC are the plaintiffs in an action known as International
                                                              -------------
Minerals and Resources et al. v. Pappas et al., Docket No. 87 Civ. 3988 (HB),
----------------------------------------------
brought in the United States District Court for the Southern District of New York (the "IMR Case"), in which IMR and ISC recovered a judgment (the "IMR Judgment") against several defendants, including Bomar. The IMR Judgment has been affirmed on appeal to the United States Court of Appeals for the Second Circuit, and is now final and non-appealable.

     1.2 BRHI is the sole shareholder of Bomar and of New Bomar.

     1.3 Bomar was formerly majority owned, directly or indirectly, by Berisford.

     1.4 Katz, Bomar and BRHI are plaintiffs in an action known as Katz et al.
                                                                   -----------
v. Berisford International plc, Docket No. 96 Civ. 8695 (JGK), brought in the
------------------------------
United States District Court for the Southern District of New York (the "Bomar Case") against Berisford, in which judgment was entered in favor of Berisford as against Katz and Bomar, and judgment was entered in favor of BRHI against Berisford (the "BRHI Judgment"). IMR and ISC moved to intervene in the Bomar Case, which motion was denied.

     1.5 Berisford has appealed the BRHI Judgment to the United States Court of Appeals for the Second Circuit, and BRHI and Bomar have cross-appealed. IMR and ISC have also appealed from the denial of their motion to intervene. Those appeals (collectively, the "BRHI Appeal") are now pending.

     1.6 IMR and ISC are plaintiffs in another action, known as International
                                                                -------------
Minerals and Resources et al. v. Berisford plc et al., Index No. 600278/00,
-----------------------------------------------------
pending in the Supreme Court of the State of New York, County of New York (the "State Case"), in which IMR and ISC asserted various claims against Katz, New Bomar, BRHI and Berisford. By stipulation, the claims of IMR and ISC against Katz were dismissed with prejudice; their claims against New Bomar were dismissed without prejudice; and a judgment was rendered in favor of IMR and ISC against BRHI.

     1.7 In the State Case, certain of the claims of IMR and ISC against Berisford were dismissed by the court. IMR and ISC have appealed that dismissal to the Appellate Division, First Department (the "State Appeal"), which appeal is pending. The remaining claims of IMR and ISC against Berisford in the State Case are still pending.

     1.8 IMR, ISC, Katz, Bomar, New Bomar, BRHI and Berisford desire to settle and compromise all claims between and among them, including the claims asserted in the Bomar Case and the State Case, on the terms and conditions set forth herein.

II.  RELEASES

     2.1 Simultaneously with the execution and delivery of this Agreement, IMR and ISC will execute and deliver to Berisford a Release substantially in the form annexed hereto as Exhibit A.

     2.2 Simultaneously with the execution and delivery of this Agreement, IMR and ISC will execute and deliver to Katz a Release substantially in the form annexed hereto as Exhibit B.

     2.3 Simultaneously with the execution and delivery of this Agreement, Katz, Bomar, New Bomar and BRHI will execute and deliver to Berisford a Release substantially in the form annexed hereto as Exhibit C.

     2.4 Simultaneously with the execution and delivery of this Agreement, Katz, Bomar, New Bomar and BRHI will execute and deliver to IMR a Release substantially in the form annexed hereto as Exhibit D.

     2.5 Simultaneously with the execution and delivery of this Agreement, Berisford will execute and deliver to IMR a Release substantially in the form annexed hereto as Exhibit E.

     2.6 Simultaneously with the execution and delivery of this Agreement, Berisford will execute and deliver to Katz a Release substantially in the form annexed hereto as Exhibit F.

III. DISMISSALS OF LITIGATION

     3.1 Simultaneously with the execution and delivery of this Agreement, the parties hereto will direct their respective attorneys in the Bomar Case to execute and file with the Court a Stipulation substantially in the form annexed hereto as Exhibit G.

     3.2 Simultaneously with the execution and delivery of this Agreement, the parties hereto will direct their respective attorneys in the BRHI Appeal to execute and file with the Court a Stipulation substantially in the form annexed hereto as Exhibit H.

     3.3 Simultaneously with the execution and delivery of this Agreement, the parties hereto will direct their respective attorneys in the State Case to execute and file with the Court a Stipulation substantially in the form annexed hereto as Exhibit I.

     3.4 Simultaneously with the execution and delivery of this Agreement, the parties hereto will direct their respective attorneys in the State Appeal to execute and file with the Court a Stipulation substantially in the form annexed hereto as Exhibit J.

IV.  PAYMENTS

     4.1 In consideration for the mutual promises contained in this Agreement, Berisford will pay to IMR and ISC the sum of $10,000,000.00 (ten million U.S. dollars) simultaneously with the execution and delivery of this Agreement (the "First Payment"), but in no event later than May 14, 2001.

     4.2 In further consideration for the mutual promises contained in this Agreement, Berisford will also pay to IMR and ISC the additional sum of $7,500,000.00 (seven million, five hundred thousand U.S. dollars) (the "Second Payment") on or before 5:00 p.m. on October 1, 2001.

     4.3 Each of the First Payment and the Second Payment shall be made by certified check, bank cashier's check, or law firm trust account check, payable to "McDermott, Will & Emery as Attorneys," and shall be delivered to McDermott, Will & Emery, attention: Michael S. Sommer, Esq. or Elliot Silverman, Esq., 50 Rockefeller Plaza, New York, New York 10020.

     4.4 To secure its obligation to make the Second Payment, Berisford will, simultaneously with the execution and delivery of this Agreement, execute a consent to the entry of judgment (the "Consent"), substantially in the form annexed hereto as Exhibit K, and deliver such consent to McDermott, Will & Emery ("MWE"), as attorneys for IMR and ISC, who hereby agree to hold such consent in escrow pending Berisford's timely delivery of the Second Payment. Upon such timely delivery by Berisford of the Second Payment, MWE shall forthwith deliver the Consent to Cadwalader, Wickersham & Taft ("CWT") as attorneys for Berisford. If, however, Berisford does not make the Second Payment within the time provided by paragraph 4.2 of this Agreement, MWE may immediately, without any further notice to or demand upon Berisford, file the Consent with the court named therein and take any further proceedings to obtain and enforce a judgment against Berisford for the sum stated in the Consent, including proceedings to enforce that judgment in any other court of competent jurisdiction. Berisford hereby consents to the personal jurisdiction of the court named in the Consent. IMR and ISC may also, in their sole discretion, bring suit against Berisford in any court of competent jurisdiction for recovery of the Second Payment. Should IMR or ISC bring such suit, it is agreed that the prevailing party therein (as determined by the court) shall be entitled to recover, in addition to all other relief to which it may be entitled, the reasonable costs of suit, including reasonable attorneys' fees.

     4.5 Berisford hereby warrants and represents to IMR and ISC that it has sufficient assets to make the Second Payment; that it has no current plan to file any proceedings under the bankruptcy laws of the United States or of England between the signing of this Agreement and October 2, 2001; and that it has no current expectation that any such proceedings will be commenced against it involuntarily at any time prior to October 2, 2001. This warranty shall survive the closing of the settlement contemplated by this Agreement.

V.   OTHER TERMS

     5.1 This Agreement is made pursuant to a settlement and compromise of doubtful and disputed claims and any amounts received pursuant to this Agreement represent the settlement and compromise of disputed claims, and are not to be construed as an admission of liability or wrongdoing on the part of any of the parties and all of the parties continue to deny liability for any and all claims released hereby. This Agreement similarly shall not be construed as an admission by any of the parties that their claims are without merit. All parties are compromising and settling their claims and defenses solely to avoid further costs and expenses of litigation.

     5.2 Except as expressly stated, this Agreement represents the entire agreement between the parties hereto; supersedes any prior written or oral statements or agreements with respect to the matters covered hereby; and the terms hereof are contractual and not merely recitals. This Agreement may not be altered, amended or modified except by a writing executed by the party to be bound by such alteration, amendment or modification. The Exhibits hereto are incorporated by reference into this Agreement.

     5.3 The failure of a party hereto at any time or from time to time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party hereto of any condition or of any breach of any provision contained in this Agreement shall be effective unless embodied in a writing signed by such party.

     5.4 All terms and provisions of this Agreement shall be interpreted, to the extent possible, so as to be valid and enforceable. If, however, any term, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall be held to be invalid or unenforceable, the remainder thereof, or the application of such term, condition or provision to persons or circumstances other than those as to which it is held invalid, shall be unaffected thereby, and each term, condition and provision of this Agreement shall be enforced to the fullest extent permitted by law.

     5.5 The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The terms and language of this Agreement are the result of negotiations between the parties hereto and there shall be no presumption that any ambiguities in this Agreement should be resolved against any party hereto. Any controversy concerning the construction of this Agreement shall be decided neutrally, in light of its conciliatory purposes, and without regard to authorship.

     5.6 This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     5.7 This Agreement shall be governed by the internal laws of the State of New York, applicable to contracts made and performed entirely in the State of New York, without regard to any principles of conflicts of laws.

     5.8 All rights and powers of the parties hereto shall inure to their respective heirs, successors, assigns and transferees and all agreements shall bind their respective heirs, successors, assigns and transferees.

     5.9 Each of the parties to this Agreement shall promptly, and at no cost or expense to any other party, execute any and all other corporate resolutions or other documents reasonably requested and shall take such further steps as may be reasonably necessary in order to complete the transactions contemplated by this Agreement.

     5.10 Each of the parties to this Agreement acknowledges that they have consulted with counsel in connection with the negotiation and execution of this Agreement, and that they have had this Agreement reviewed by such of their attorneys and advisors as they deem necessary. The parties hereto further acknowledge that they have: (i) made an independent investigation of such facts as they deem necessary or appropriate in order to make the decision to enter into this Agreement; (ii) made an independent determination to enter into this Agreement; (iii) not relied upon any statement of, or information received from, any other party or from counsel for any other party, that is not expressly reflected herein in making such independent investigation and determination; and
(iv) there have been no written or oral representations made to induce them to execute this Agreement that are not expressly reflected herein.

     5.11 Any and all notices, consents, demands and instructions hereunder required or permitted to be given or made by a party hereto to another party hereto shall be in writing and shall be hand delivered, or delivered by overnight express courier, at the following respective addresses:

         To IMR, ISC or BRHI:              c/o Atle Lygren
                                           Chalet BALYBU
                                           Ch-1936
                                           Verbier, Switzerland

         With a copy to:                   McDermott, Will & Emery
                                           Attn:  Elliot Silverman
                                           or Michael S. Sommer
                                           50 Rockefeller Plaza
                                           New York, New York  10020

       To Katz, Bomar or New Bomar:       c/o Shimon Katz
                                          4750 Palisade Avenue
                                          Bronx, New York  10471

       With a copy to:                    McDermott, Will & Emery
                                          Attn:  Elliot Silverman
                                          or Michael S. Sommer
                                          50 Rockefeller Plaza
                                          New York, New York  10020

       To Berisford:                      Enodis plc
                                          c/o Company Secretary
                                          40-41 Conduit Street
                                          London W1S 2YQ
                                          ENGLAND

       With a copy to:                    Cadwalader, Wickersham & Taft
                                          Attn: Howard R. Hawkins, Jr.
                                          100 Maiden Lane
                                          New York, New York  10038

or at such other address as any party hereto may designate by notice to the other parties hereto. All such notices, consents, demands and instructions shall be deemed given (a) on the date delivered by hand, or (b) on the second business day after delivery to the express courier.

     5.12 Each party to this Agreement hereby warrants and represents to the others that it is duly authorized to execute and deliver this Agreement. Each individual executing this Agreement on behalf of any corporation or other entity hereby warrants and represents to every party to this Agreement that he is duly authorized to execute and deliver this Agreement on behalf of such corporation or entity.

     5.13 This Agreement shall become effective upon its execution and delivery by all parties whose names appear on the signature pages hereof, and not before.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by a duly authorized representative thereof on the date of the day, month and year first above written.

                               INTERNATIONAL MINERALS &
                               RESOURCES, S.A.

                               By:         /s/ Atle Lygren
                                   ---------------------------------------------
                                    Atle Lygren, Attorney-In-Fact


                               INTERNATIONAL SHIPPING COMPANY, S.A.

                               By:         /s/ Atle Lygren
                                   ---------------------------------------------
                                    Atle Lygren, Attorney-In-Fact


                                        /s/
                               -------------------------------------------------
                               SHIMON KATZ


                               BOMAR RESOURCES INC.

                               By:      /s/ Shimon Katz
                                  ----------------------------------------------
                                     Shimon Katz, President


                               BOMAR RESOURCES, INC.

                               By:      /s/ Shimon Katz
                                  ----------------------------------------------
                                     Shimon Katz, President


                               BOMAR RESOURCES HOLDINGS, INC.

                               By:      /s/ Atle Lygren
                                  ----------------------------------------------
                                     Atle Lygren, President


                               ENODIS plc

                               By:      /s/ David Hooper
                                  ----------------------------------------------
                                  David Hooper, Company Secretary


                                            With Respect to P. 4.4 only:
                                            McDERMOTT, WILL & EMERY
                                            As Escrow Agent

                                            By:      /s/ Elliot Silverman
                                               ---------------------------------
                                               Elliot Silverman, A Member of the
                                               Firm

                                    EXHIBIT A
                                    ---------

        For good and sufficient consideration, receipt and sufficiency whereof are hereby acknowledged, INTERNATIONAL MINERALS AND RESOURCES, S.A. and INTERNATIONAL SHIPPING COMPANY, S.A. (collectively, "Releasors"), on their own behalves and on behalf of their successors, assigns, officers, directors, parent and subsidiary companies and agents, hereby fully release and discharge ENODIS plc and each of its parent, subsidiary and affiliated companies (including, without limitation, Erlanger Minerals and Metals, Inc. and Bomar International Ltd.), officers, directors, agents and attorneys, and each of the respective heirs, successors and assigns of each of the foregoing, from any and all claims, demands, obligations, judgments and causes of action of any type and kind, whether known or unknown, that Releasors, or either of them, now has, ever had, or may have in the future, based upon any transaction, occurrence, event or omission of any kind (including, without limitation, all claims asserted in the action known as International Minerals and Resources, et al. v. Berisford plc,
                -------------------------------------------------------------
et al., Index No. 600278/00, brought in the Supreme Court of the State of New
------
York, County of New York), except that nothing herein shall release Enodis plc from its obligations under a certain Settlement Agreement with Releasors dated as of May 14, 2001, including, without limitation, its obligations under paragraphs 4.1, 4.2, 4.3, 4.4 and 4.5 thereof.

        In witness whereof, Releasors have caused this Release to be executed by their duly authorized representatives on May 14, 2001.

                                            INTERNATIONAL MINERALS &
                                            RESOURCES, S.A.

                                            By:         /s/ Atle Lygren
                                                --------------------------------
                                                 Atle Lygren, Attorney-In-Fact

                                            INTERNATIONAL SHIPPING COMPANY, S.A.

                                            By:         /s/ Atle Lygren
                                                --------------------------------
                                                 Atle Lygren, Attorney-In-Fact

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

                  On May 14, 2001, before me, the undersigned, personally appeared Atle Lygren, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the persons upon behalf of which the individual acted, executed the instrument.

                                                      /s/
                                            ----------------------------------
                                                      Notary Public

                                    EXHIBIT C
                                    ---------

        For good and sufficient consideration, receipt and sufficiency whereof are hereby acknowledged, SHIMON KATZ, BOMAR RESOURCES INC., BOMAR RESOURCES, INC. and BOMAR RESOURCES HOLDINGS, INC. (collectively, "Releasors"), on their own behalves and on behalf of their successors, assigns, officers, directors, parent and subsidiary companies and agents, hereby fully release and discharge ENODIS plc and each of its parent, subsidiary and affiliated companies (including, without limitation, Erlanger Minerals and Metals, Inc. and Bomar International Ltd.), officers, directors, agents and attorneys, and each of the respective heirs, successors and assigns of each of the foregoing, from any and all claims, demands, obligations, judgments and causes of action of any type and kind, whether known or unknown, that Releasors, or any of them, now has, ever had, or may have in the future, based upon any transaction, occurrence, event or omission of any kind (including, without limitation, all claims asserted in the action known as Katz, et al. v. Berisford plc, Docket No. 96 Civ. 8695 (JGK),
                -----------------------------
brought in the United States District Court for the Southern District of New
York).

        In witness whereof, Releasors have caused this Release to be executed by their duly authorized representatives on May 14, 2001.

                                                              /s/
                                            ------------------------------------
                                            SHIMON KATZ

                                            BOMAR RESOURCES INC.

                                            By:      /s/
                                               ---------------------------------
                                                  Shimon Katz, President

                                            BOMAR RESOURCES, INC.

                                            By:      /s/
                                               ---------------------------------
                                                  Shimon Katz, President

                                            BOMAR RESOURCES HOLDINGS, INC.

                                            By:      /s/
                                               ---------------------------------
                                                  Atle Lygren, President

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

                  On May 14, 2001, before me, the undersigned, personally appeared Shimon Katz and Atle Lygren, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the persons upon behalf of which the individuals acted, executed the instrument.

                                                   /s/
                                            -----------------------------------
                                                   Notary Public

                                    EXHIBIT E
                                    ---------

           For good and sufficient consideration, receipt and sufficiency whereof are hereby acknowledged, ENODIS plc ("Releasor"), on its own behalf and on behalf of its successors, assigns, officers, directors, parent and subsidiary companies and agents, hereby fully releases and discharges International Minerals and Resources, S.A. ("IMR"), International Shipping Company, S.A. ("ISC") and Bomar Resources Holdings, Inc., and each of their respective parent, subsidiary and affiliated companies, officers, directors, agents and attorneys, and each of the respective heirs, successors and assigns of each of the foregoing, from any and all claims, demands, obligations, judgments and causes of action of any type and kind, whether known or unknown, that Releasor now has, ever had, or may have in the future, based upon any transaction, occurrence, event or omission of any kind, except that nothing herein shall release IMR or ISC from their obligations under a certain Settlement Agreement with Releasor dated as of May 14, 2001.

     In witness whereof, Releasor has caused this Release to be executed by its duly authorized representative on May __, 2001.

                                     ENODIS plc

                                     By:       /s/
                                        ----------------------------------------
                                        David Hooper, Corporate Secretary

GREAT BRITAIN AND NORTHERN IRELAND            )
LONDON, ENGLAND                               )
EMBASSY OF THE UNITED STATES OF AMERICA)

           On May __, 2001, before me, the undersigned, personally appeared David Hooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in London, England.

                                               /s/
                                        ----------------------------------

                                    EXHIBIT F
                                    ---------

           For good and sufficient consideration, receipt and sufficiency whereof are hereby acknowledged, ENODIS plc ("Releasor"), on its own behalf and on behalf of its successors, assigns, officers, directors, parent and subsidiary companies and agents, hereby fully releases and discharges Shimon Katz, Bomar Resources Inc. and Bomar Resources, Inc., and each of their respective parent, subsidiary and affiliated companies, officers, directors, agents and attorneys, and each of the respective heirs, successors and assigns of each of the foregoing, from any and all claims, demands, obligations, judgments and causes of action of any type and kind, whether known or unknown, that Releasor now has, ever had, or may have in the future, based upon any transaction, occurrence, event or omission of any kind.

           In witness whereof, Releasor has caused this Release to be executed by its duly authorized representative on May __, 2001.

                                ENODIS plc

                                By:       /s/
                                    --------------------------------------
                                    David Hooper, Corporate Secretary


GREAT BRITAIN AND NORTHERN IRELAND            )
LONDON, ENGLAND                               )
EMBASSY OF THE UNITED STATES OF AMERICA)

           On May __, 2001, before me, the undersigned, personally appeared David Hooper, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in London, England.

                                          /s/
                                    -----------------------------------

                                    EXHIBIT G
                                    ---------

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------------------  x
                                                        :
SHIMON Y. KATZ, BOMAR RESOURCES                         :
HOLDINGS, INC. and BOMAR RESOURCES INC.,                :
                                                        :     96 Civ. 8695 (JGK)
                       Plaintiffs,                      :
                                                        :        STIPULATION
                           v.                           :         AND ORDER
                                                        :         ---------
                                                        :
BERISFORD INTERNATIONAL, PLC,                           :
                                                        :
                       Defendant.                       :
                                                        :
                                                        :
------------------------------------------------------  x

           IT IS HEREBY STIPULATED and agreed, by and between the parties to this action, through their undersigned counsel, as follows:

           1. The judgment heretofore entered in this action shall be, and it hereby is, VACATED; and

           2. This action, including all claims and counterclaims which were or could have been asserted therein, shall be, and it hereby is, DISMISSED WITH PREJUDICE, pursuant to Rule 41(a)(2) of the Federal Rules of Civil Procedure, without any award of costs or fees in favor of or against any party.

Dated:  New York, New York
        May 14, 2001

                                        SIROTA & SIROTA LLP

                                        By:      /s/
                                           -----------------------------------
                                               Rachell Sirota (RS-5831)

                                        Attorneys for Plaintiffs
                                        110 Wall Street
                                        New York, New York  10005
                                        (212) 425-9055

                               CADWALADER, WICKERSHAM & TAFT

                               By:      /s/
                                   ---------------------------------------------
                                        Howard R. Hawkins, Jr. (HH-2787)

                               Attorneys for Defendant
                               100 Maiden Lane
                               New York, New York  10038
                               (212) 504-6000


SO ORDERED:

      /s/
--------------------------------
                      U.S.D.J.

                                    EXHIBIT I
                                    ---------

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------
INTERNATIONAL MINERALS &              :
RESOURCES, S.A. and INTERNATIONAL
SHIPPING COMPANY, S.A.,         :  Index No.: 600278/00

         Plaintiffs,                  :
                                            STIPULATION AND ORDER
                                            ---------------------

     vs.                              :

BERISFORD PLC, BOMAR RESOURCES        :
HOLDINGS, INC., BOMAR RESOURCES,
INC., and SHIMON Y. KATZ,       :

         Defendants.                  :

------------------------------------


     WHEREAS, no party to this action is an infant, an incompetent person for whom a committee has been appointed, or a conservatee, and no person not a party has an interest in the subject matter of this action,

     IT IS HEREBY STIPULATED and agreed by and among International Minerals and Resources, S.A. and International Shipping Company, S.A. (collectively, "Plaintiffs"), and Shimon Y. Katz, Bomar Resources, Inc. and Bomar Resources Holdings, Inc. (collectively, the "Bomar Defendants"), and defendant Berisford plc ("Berisford"), as follows:

     1. This action, including all claims asserted therein, shall be, and it hereby is, DISMISSED WITH PREJUDICE and without any costs or disbursements;

     2. The Judgment heretofore entered in this action in favor of the Plaintiffs and against defendant Bomar Resources Holdings, Inc., shall be, and it hereby is, VACATED.

Dated:         New York, New York
               May 14, 2001

                                         McDERMOTT, WILL & EMERY

                                         By:           /s/
                                             -----------------------------------
                                             Elliot Silverman, Esq.
                                         Attorneys for Plaintiffs
                                         50 Rockefeller Plaza
                                         New York, New York 10020
                                         (212) 547-5400


                                         SIROTA & SIROTA LLP

                                         By:           /s/
                                             -----------------------------------
                                             Rachell Sirota, Esq.
                                         Attorneys for the Bomar Defendants
                                         110 Wall Street, 21st Floor
                                         New York, New York 10005

                                         CADWALADER, WICKERSHAM & TAFT

                                         By:           /s/
                                             -----------------------------------
                                             Howard Hawkins, Jr.
                                         Attorneys for Defendant Berisford plc
                                         100 Maiden Lane
                                         New York, New York 10038


SO ORDERED:

            /s/
-------------------------------
J.S.C.